UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 30, 2014

          Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

        (212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2014, Irene Miller informed Coach, Inc. of her resignation from Coach’s Board of Directors, effective immediately, for personal reasons.  Ms. Miller was also serving as Chair of the Audit Committee of Coach’s Board of Directors.

Lew Frankfort, Executive Chairman of the Board of Coach, stated, “Irene Miller has been a key leader on our Board since she joined in May 2001, serving as Lead Outside Director and chairing a number of committees during her tenure.  We thank her for her many contributions.”

Following Ms. Miller’s resignation, on June 4, 2014, Coach’s Board voted to reduce its size to ten members.

Also on June 4, Coach’s Board, by written consent, appointed Director Michael Murphy to succeed Ms. Miller as Chair of the Audit Committee.  Mr. Murphy previously served as Chair of Coach’s Audit Committee from 2000 until November 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 5, 2014

COACH, INC.

By:	/s/ Todd Kahn
Todd Kahn
Global Corporate Affairs Officer,
General Counsel and Secretary